                                                                    EXHIBIT 99.1

                             R&M ENTERPRISES, INC.
                                      and
                                WILLIAMS TRUCK
                                 BROKERS, INC.


Combined Financial Statements
For the year ended December 31, 1998
and six months ended June 30, 1998 and
1999 (unaudited)

R&M ENTERPRISES, INC.
Table of Contents
--------------------------------------------------------------------------------


                                                                       Pages


Report of Independent Accountants                                        1

Combined Financial Statements
  Combined Balance Sheet
    December 31, 1998 and June 30, 1999 (unaudited)                      2

  Combined Statements of Income
    For the year ended December 31, 1998 and six months ended            3
      June 30, 1998 and 1999 (unaudited)

  Combined Statement of Changes in Stockholders' Equity
    For the year ended December 31, 1998 and six months ended
      June 30, 1999 (unaudited)                                          4

  Combined Statement of Cash Flows
    For the year ended December 31, 1998 and six months ended            5
      June 30, 1998 and 1999 (unaudited)

  Notes to Combined Financial Statements                                6-11

                       Report of Independent Accountants


To the Stockholders of
R&M Enterprises, Inc. and
Williams Truck Brokers, Inc.


In our opinion, the accompanying combined balance sheet and the related combined statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of R&M Enterprises, Inc, and Williams Truck Brokers, Inc. at December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

Atlanta, Georgia
September 8, 1999

R&M ENTERPRISES, INC.
Combined Balance Sheet

--------------------------------------------------------------------------------

                                                                                         December 31,         June 30,
                                                                                            1998                1999
                                                                                                            (unaudited)
           ASSETS
Current assets
   Cash                                                                               $       278,456  $             -
   Accounts receivable, net of allowance for doubtful accounts
     of $10,100 and $12,193                                                                 1,965,227        1,873,429
   Other current assets                                                                       251,668          192,170
                                                                                      ---------------  ---------------

     Total current assets                                                                   2,495,351        2,065,599
                                                                                      ---------------  ---------------

Noncurrent assets
   Property, equipment, and capitalized leases, net of
     accumulated depreciation of $2,165,271 and $2,538,344                                  9,245,957       10,960,022
   Other assets                                                                                 1,811                -
                                                                                      ---------------  ---------------

     Total noncurrent assets                                                                9,247,768       10,960,022
                                                                                      ---------------  ---------------

         Total assets                                                                 $    11,743,119  $    13,025,621
                                                                                      ===============  ===============

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Current obligations under capital leases                                           $        51,352  $        50,851
   Current maturities of long-term debt                                                     2,194,650        2,104,608
   Accounts payable                                                                           797,939          578,117
   Bank overdrafts                                                                             20,863          195,568
   Accrued expenses and other current liabilities                                             144,085          306,994
                                                                                      ---------------  ---------------

     Total current liabilities                                                              3,208,889        3,236,138
                                                                                      ---------------  ---------------

Noncurrent liabilities
   Long-term obligations under capital leases                                                  95,256           65,102
   Long-term debt                                                                           3,738,846        4,807,827
                                                                                      ---------------  ---------------

     Total noncurrent liabilities                                                           3,834,102        4,872,929
                                                                                      ---------------  ---------------

         Total liabilities                                                                  7,042,991        8,109,067
                                                                                      ---------------  ---------------

Commitments and contingencies

Stockholders' Equity

   R&M Enterprises, Inc. - $1 par value, 10,000 shares authorized, 1,000 shares issued and outstanding; Williams Truck Brokers, Inc. - $1 par
     value, 10,000 shares authorized, 1,000 shares issued and outstanding                       2,000            2,000
   Additional paid-in capital                                                                 300,000          300,000
   Retained earnings                                                                        4,398,128        4,614,554
                                                                                      ---------------  ---------------

         Total stockholders' equity                                                         4,700,128        4,916,554
                                                                                      ---------------  ---------------

         Total liabilities and stockholders' equity                                   $    11,743,119  $    13,025,621
                                                                                      ---------------  ---------------


           See accompanying notes to combined financial statements.

R&M ENTERPRISES, INC.
Combined Statements of Income

--------------------------------------------------------------------------------


                                                                Year ended                Six months ended
                                                               December 31,          June 30,          June 30,
                                                                  1998                 1998              1999
                                                                                            (unaudited)
Operating revenues                                            $  19,385,368      $   8,998,937     $  10,647,805
                                                              -------------      -------------     -------------
Operating expenses
   Purchased transportation                                       8,580,476          4,130,852         4,982,138
   Salaries, wages and benefits                                   3,596,028          1,554,782         2,023,605
   Fuel                                                           1,753,569            807,489         1,011,378
   Operating supplies and expenses                                1,260,544            602,050           886,472
   Insurance                                                        803,679            380,582           463,600
   Depreciation and amortization expense                          1,071,975            470,987           696,593
   General and administrative expense                               336,016            152,551           222,822
                                                              -------------      -------------     -------------
        Total operating expenses                                 17,402,287          8,099,293        10,286,608
                                                              -------------      -------------     -------------
       Operating income                                           1,983,081            899,644           361,197

Interest expense                                                    377,267            128,257           115,701
                                                              -------------      -------------     -------------
   Net income                                                 $   1,605,814      $     771,387     $     245,496
                                                              =============      =============     =============

           See accompanying notes to combined financial statements.

R&M ENTERPRISES, INC.
Combined Statement of Changes in Stockholders' Equity

--------------------------------------------------------------------------------

                                                                                                                 Total
                                                   Common              Additional            Retained        Stockholders'
                                                   Stock            Paid-in Capital          Earnings            Equity
Balance at December 31, 1997                              2,000     $        300,000    $      2,983,060    $      3,285,060

Distributions to stockholders                                                                   (190,746)           (190,746)

Net income                                                                                     1,605,814           1,605,814
                                              -----------------     ----------------    ----------------    ----------------

Balance, December 31, 1998                                2,000              300,000           4,398,128           4,700,128
                                              =================     ================     ===============    ================

Distributions to stockholders (unaudited)                                                        (29,070)            (29,070)

Net income (unaudited)                                                                           245,496             245,496
                                              -----------------     ----------------     ---------------    ----------------

Balance, June 30, 1999 (unaudited)                        2,000     $        300,000     $     4,614,554    $      4,916,554
                                              =================     ================     ===============    ================

          See accompanying notes to combined financial statements.

R&M ENTERPRISES, INC.
Combined Statements of Cash Flows

-------------------------------------------------------------------------------

                                                                                   Year ended              Six months ended
                                                                                  December 31,         June 30,          June 30,
                                                                                      1998               1998              1999
                                                                                                              (unaudited)
Cash flows from operating activities
   Net income                                                                    $   1,605,814    $     771,387     $     245,496
                                                                                 -------------    -------------     -------------
     Adjustments to reconcile net income to cash
       provided by operating activities
        Depreciation and amortization                                                1,071,975          470,987           696,593
        Loss on disposal of equipment                                                   30,508           21,102            80,303
        Provision for loss on accounts receivable                                       10,100                -             2,093
     Changes in assets and liabilities
       (Increase) decrease in accounts receivable                                     (517,597)        (731,951)           89,705
       (Increase) decrease in other current assets                                     (72,964)          78,080            59,498
       Decrease in other assets                                                          7,962                -             1,811
       Increase (decrease) in accounts payable and accrued expenses                    417,121          261,739           (56,913)
                                                                                 -------------    -------------     -------------
        Total adjustments                                                              947,105           99,957           873,090
                                                                                 -------------    -------------     -------------

          Net cash provided by operating activities                                  2,552,919          871,344         1,118,586
                                                                                 -------------    -------------     -------------
Cash flows from investing activities
   Disposal of equipment                                                                     -                -           180,000
   Purchase of equipment                                                            (4,096,378)      (2,444,272)       (2,700,031)
                                                                                 -------------    -------------     -------------
          Net cash used in investing activities                                     (4,096,378)      (2,444,272)       (2,520,031)
                                                                                 -------------    -------------     -------------
Cash flows from financing activities
   Repayment of capital lease obligation and long-term debt                         (2,057,079)      (2,085,864)       (1,362,526)
   Increase in long-term debt                                                        4,332,200        2,909,151         2,475,810
   Net borrowings (repayments) on line of credit                                      (189,000)         778,146          (165,000)
   Distributions to owners                                                            (190,746)        (109,005)                -
   Increase (decrease) in bank overdraft                                               (73,460)          80,500           174,705
                                                                                 -------------    -------------     -------------
          Net cash provided by financing activities                                  1,821,915        1,572,928         1,122,989
                                                                                 -------------    -------------     -------------
(Decrease) increase in cash                                                            278,456                -          (278,456)
Cash, beginning of period                                                                    -                -           278,456
                                                                                 -------------    -------------     -------------

Cash, end of period                                                              $     278,456    $           -     $           -
                                                                                 =============    =============     =============
Supplemental cash flow data
   Cash paid for interest                                                        $     377,267    $     128,257     $     115,701
                                                                                 =============    =============     =============
Noncash financing activities
   Distribution of equipment to stockholders                                     $           -    $           -     $      29,070
                                                                                 =============    =============     =============

            See accompanying notes to combined financial statements

R&M ENTERPRISES, INC.
Notes to Combined Financial Statements
--------------------------------------------------------------------------------

1.     Organization and Basis of Presentation

       R&M Enterprises, Inc. is a Nebraska corporation engaged in the short and long haul transportation services business.

       Williams Truck Brokers, Inc. is a Nebraska corporation whose business consists of arranging the shipment of goods for a variety of shippers utilizing unrelated transportation companies.

2.     Summary of Significant Accounting Policies

       Interim statements
       The combined financial statements for the six months ended June 30, 1998 and 1999 contained in this report are unaudited but reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods. The results of operations for any interim period are not necessarily indicative of results for the full year.

       Principles of combination
       The combined financial statements include the accounts of R&M Enterprises, Inc. and Williams Truck Brokers, Inc. (collectively the "Company"). The Companies are affiliated through common ownership. All material inter-company transactions have been eliminated in combination.

       Estimates
       The process of preparing financial statements requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

       Revenue recognition
       Revenues and related expenses are recognized under a method which approximates when freight is shipped. The Company believes that alternative methods of revenue recognition would not result in a material difference in annual revenues or earnings per share.

       Cash
       The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company's cash management program utilizes zero balance accounts.

       Concentrations of credit risk
       Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Two customers represent 26% and 27% of the Company's accounts receivable and revenue balances, respectively, at December 31, 1998. Although the company does not currently foresee a credit risk associated with these receivables, payment is dependent upon the financial stability of these companies.

       The Company reviews a customer's credit history before extending credit and generally does not require collateral. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. The Company's historical experience in collection of accounts receivable falls within the recorded allowances. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed inherent in the Company's trade accounts receivable.

       Fair value of financial instruments
       The Company has short-term trade receivables and payables and long-term debt instruments, including capital leases. The carrying values of trade receivables and payables equal current fair value. The terms of the Company's revolving credit agreement include variable interest rates which approximate current market rates. The Company's long-term debt instruments include varying interest rates between 6.9% and 10.25%. Based on the current balance due, the fair value of these instruments does not differ materially from the carrying value

       Equipment
       Equipment is stated at historical cost. Except for life extending repair costs (such as engine overhauls), all equipment maintenance and repair costs are charged to operating expense as incurred. The Company periodically reviews the value of its equipment to determine if an impairment has occurred. The Company measures the potential impairment of its equipment by the undiscounted value of expected future operating cash flows in relation to the fair value of the equipment. Based on its review the Company does not believe an impairment of its equipment has occurred. Depreciation is provided using the straight-line method over the estimated useful life of the asset. Leased equipment is amortized over varying periods not in excess of the estimated useful life of the asset or lease term depending on the type of capital lease. Gain or loss upon retirement or disposal of equipment is recorded as income or expense. The ranges of depreciable lives used for financial reporting purposes are:

                                                                        Years
                                                                     -----------

          Tractors, trailers and life extending repairs                3 to 7
          Office and shop equipment and furniture                      3 to 7


       Income taxes
       The Company is organized as an S-Corporation and is therefore exempt from federal and Nebraska state income tax. Taxable income of the Company is allocated to its shareholders for inclusion in the determination of their individual taxable income. Accordingly, federal and state income taxes are not provided for in 1998.

       Comprehensive income
       In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The provision of SFAS 130 were adopted during the current period. The Company has no items of other comprehensive income at December 31, 1998.

R & M ENTERPRISES, INC.
Notes to Combined Financial Statements
--------------------------------------------------------------------------------


     Business segments
     Segments are determined by the "management approach" as described in SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which the Company adopted in 1998. Management views the Company as operating in a single segment.

     Earnings per share (EPS)
     Given the historical organization and capital structure of the Company, earnings per share information is not considered meaningful or relevant and has not been presented in the accompanying combined financial statements or notes thereto.

3.   Other Current Assets

     Other current assets consist of the following:

                                                  December 31,    June 30,
                                                     1998           1999
                                                                 (unaudited)
     Prepaid licenses                              $  129,144     $   64,572
     Other                                            122,524        127,598
                                                   ----------     ----------

                                                   $  251,668     $  192,170
                                                   ----------     ----------

4.   Property, Equipment, and Capitalized Leases

                                                                December 31,           June 30,
                                                                   1998                  1999
                                                                                      (unaudited)
     Tractors                                                  $  5,562,483          $  6,729,098
     Trailers                                                     5,160,603             5,992,754
     Equipment                                                      436,547               524,919
                                                               ------------          ------------

       Total                                                     11,159,633            13,246,771
     Less accumulated depreciation                                2,089,282             2,444,383
                                                               ------------          ------------

                                                                  9,070,351            10,802,388
                                                               ------------          ------------

     Capitalized leases                                             251,595               251,595
     Less accumulated amortization                                   75,989                93,961
                                                               ------------          ------------

                                                                    175,606               157,634
                                                               ------------          ------------

       Total property, equipment, and capitalized leases       $  9,245,957          $ 10,960,022
                                                               ------------          ------------

R & M ENTERPRISES, INC.
Notes to Combined Financial Statements
--------------------------------------------------------------------------------


5.   Long-Term Debt

                                                                                  December 31,          June 30,
                                                                                     1998                 1999
                                                                                                       (unaudited)
       Notes payable to commercial lenders, collateralized primarily by revenue equipment; interest rates from 6.9% to 10.25% payable in
         monthly installments through 2004                                        $  5,768,496        $  6,912,435

       Line of credit; interest rate at 1% over NY Prime, 8.75% at
         December 31, 1998 and June 30, 1999, interest paid monthly;
         final maturity April 1999                                                     165,000
                                                                                  ------------        ------------

                                                                                     5,933,496           6,912,435
       Less current portion                                                          2,194,650           2,104,608
                                                                                  ------------        ------------

            Long-term portion of long-term debt                                   $  3,738,846        $  4,807,827
                                                                                  ------------        ------------

     At December 31, 1998, $635,000 was available under the line of credit. The borrowing capacity is limited to 80% of accounts receivable less than 90 days old. Borrowings under the line of credit are guaranteed by the shareholders.

     In April 1999, the Company terminated its old revolving line of credit agreement and entered into a new line of credit agreement with a maximum credit amount of $800,000. This agreement terminates on April 30, 2000. The borrowing capacity is limited to 80% of accounts receivable less than 90 days old. Borrowings under the line of credit are guaranteed by the shareholders.

     Long-term debt matures as follows:

       Year Ended                                      December 31,
       December 31,                                       1998

       1999                                            $  2,194,650
       2000                                               1,734,580
       2001                                               1,257,832
       2002                                                 574,788
       2003 and thereafter                                  171,646
                                                       ------------

          Total long-term debt                         $  5,933,496
                                                       ------------

R & M ENTERPRISES, INC.
Notes to Combined Financial Statements
--------------------------------------------------------------------------------


6.   Capitalized Leases

     The Company has entered into certain lease agreements which have been accounted for as capitalized leases. The present value of such commitments for the capitalized leases are as follows:

       Year Ended                                           December 31,
       December 31,                                             1998
       1999                                                  $   64,853
       2000                                                      55,508
       2001                                                      50,882
                                                             ----------

         Total minimum obligations                              171,243
         Less interest on capital leases                        (24,635)
                                                             ----------

         Present value of net minimum obligation                146,608
         Less current portion                                   (51,352)
                                                             ----------

          Long-term capitalized lease obligations            $   95,256
                                                             ----------

     Interest expense on obligations outstanding under capitalized leases was approximately $27,000 for the year ended December 31, 1998. Interest expense on obligations outstanding under capitalized leases was approximately $16,000 for the six months ended June 30, 1999.

7.   Operating Leases

     The Company also leases its office facilities under a non-cancelable operating lease agreement. The lease expires July 19, 2002 and provides that the Company will pay real estate taxes, maintenance, insurance and certain other expenses. Future minimum payments under this non-cancelable operating lease were:

       Year Ended                                      December 31,
       December 31,                                       1998
       1999                                             $  132,000
       2000                                                132,000
       2001                                                132,000
       2002                                                 77,000
                                                        ----------

         Total                                          $  473,000
                                                        ----------

     Total rent expense was $132,000 for the year ended December 31, 1998 and $66,000 for the six months ended June 30, 1999. The Company believes that upon expiration of this lease it will be able to negotiate a new lease on acceptable terms although lease costs may increase.

R & M ENTERPRISES, INC.
Notes to Combined Financial Statements
--------------------------------------------------------------------------------


8.   Commitments and Contingencies

     The Company had outstanding standby irrevocable letters of credit of approximately $191,000 at December 31, 1998 and June 30, 1999. These letters of credit which are payable at sight, collateralize the Company's obligations to third parties for the purchase of insurance and fuel. The contract amounts of these letters of credit approximate their fair value.

9.   Related Party Transactions

     The Company leases its office and shop space, purchases its business forms, and hauls goods for businesses in which an owner of the Company is an owner. During 1998, the Company recorded lease expense, supplies expense, and operating revenues to these entities of approximately $132,000, $14,000, and $145,000, respectively.

10.  Subsequent Events

     On July 19, 1999, the Company was purchased by Transit Group, Inc. Williams Truck Brokers, Inc. was purchased for cash consideration of $1,450,000. R&M Enterprises, Inc. was purchased for 1,215,000 shares of TGI valued at $6.1 million. As a result of the purchase, the Company was converted to a C-corporation and recorded a current deferred tax asset and noncurrent deferred tax liability of approximately $19,000 and $1.8 million.